Exhibit 99.1

Healthcare Capital Corp. and Alpha Tau Medical Ltd.
Announce Stockholder Approval of the Business
Combination

NEW YORK and JERUSALEM, ISRAEL , Feb. 22, 2022 (GLOBE NEWSWIRE) --  Healthcare Capital Corp. (NASDAQ: HCCC, HCCCW, and HCCCU) (“HCCC”) and Alpha Tau Medical Ltd. (“Alpha Tau”), an Israeli medical device company that focuses on research, development, and potential commercialization of the Alpha DaRT for the treatment of solid tumors, today announced that in its special meeting held on February 18, 2022, HCCC’s stockholders voted to approve the previously announced proposed business combination (the “Business Combination”) of HCCC and Alpha Tau. Approximately 94.57% of the votes cast at the meeting, representing approximately 65.64% of HCCC’s outstanding shares as of the record date, voted to approve the Business Combination. In addition, HCCC’s stockholders approved all other proposals put before stockholders at the special meeting.

Upon consummation of the Business Combination, the combined company will operate as Alpha Tau Medical Ltd. and its ordinary shares and warrants are expected to trade on NASDAQ under the new symbols “DRTS” and “DRTSW,” respectively.

About Alpha Tau Medical Ltd.

Founded in 2016, Alpha Tau is an Israeli medical device company that focuses on research, development, and potential commercialization of the Alpha DaRT for the treatment of solid tumors. The technology was initially developed by Prof. Itzhak Kelson and Prof. Yona Keisari from Tel Aviv University.

About Healthcare Capital Corp.

Healthcare Capital Corp (NASDAQ: HCCC, HCCCW, and HCCCU) is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For information about HCCC, please visit https://healthcarecapitalcorp.com/.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, words including “anticipate,” “being,” “will,” “plan,” “may,” “continue,” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Alpha Tau’s and HCCC’s current expectations and various assumptions. Alpha Tau believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Alpha Tau may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation: (i) Alpha Tau’s ability to receive regulatory approval for its Alpha DaRT technology or any future products or product candidates; (ii) Alpha Tau’s limited operating history; (iii) Alpha Tau’s incurrence of significant losses to date; (iv) Alpha Tau’s need for additional funding and ability to raise capital when needed; (v) Alpha Tau’s limited experience in medical device discovery and development; (vi) Alpha Tau’s dependence on the success and commercialization of the Alpha DaRT technology; (vii) the failure of preliminary data from Alpha Tau’s clinical studies to predict final study results; (viii) failure of Alpha Tau’s early clinical studies or preclinical studies to predict future clinical studies; (ix) Alpha Tau’s ability to enroll patients in its clinical trials; (x) undesirable side effects caused by Alpha Tau’s Alpha DaRT technology or any future products or product candidates; (xi) Alpha Tau’s exposure to patent infringement lawsuits; (xii) Alpha Tau’s ability to comply with the extensive regulations applicable to it; (xiii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger by and among HCCC, Alpha Tau and Archery Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Alpha Tau (the “Merger Agreement”), and the proposed Business Combination contemplated thereby; (xiv) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to meet certain conditions to closing in the Merger Agreement; (xv) the inability to meet the aggregate transaction proceeds requirements of the Merger Agreement due to the inability to consummate the PIPE Investment (as defined in the Registration Statement) or the amount of cash available following any redemptions by HCCC’s stockholders; (xvi) the ability to meet Nasdaq’s listing standards following the consummation of the transactions contemplated by the Merger Agreement; (xvii) the risk that the proposed transactions disrupt current plans and operations of Alpha Tau as a result of the announcement and consummation of the transaction described herein; (xviii) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (xix) costs related to the proposed Business Combination; (xx) changes in applicable laws or regulations; (xxi) impacts from the COVID-19 pandemic; and the other important factors discussed under the caption “Risk Factors” in Alpha Tau’s Registration Statement on Form F-4, as amended, which was declared effective by the SEC on January 12, 2022 (the “Registration Statement”), and the Proxy Statement/Prospectus filed by HCCC with the Securities and Exchange Commission (the “SEC”) on January 14, 2022 and other filings that Alpha Tau or HCCC may make with the SEC. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While HCCC and Alpha Tau may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing HCCC’s and Alpha Tau’s views as of any date subsequent to the date of this press release.

Contact:

William Johns
Chief Executive Officer and Director
Healthcare Capital Corp.
wjohns@healthccc.com